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Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
HELEN OF TROY LIMITED

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 10, 2014, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        As set forth in "The Offer—Procedures for tendering the Common Stock" of the Offer to Purchase dated February 10, 2014 (together with any amendment or supplement thereto, the "Offer to Purchase"), this form must be used to accept the offer of Helen of Troy Limited, a Bermuda company (the "Company"), to purchase an aggregate of up to $300 million of its outstanding common shares, par value $0.10 per share ("Common Stock"), if (1) certificates representing your shares of Common Stock are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer cannot be completed prior to the Expiration Time or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time. This form may be delivered by overnight courier or transmitted by facsimile transmission or mail to the Depositary. See "The Offer—Procedures for tendering the Common Stock" of the Offer to Purchase. Capitalized terms used herein without definition have the meanings set forth in the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Facsimile Transmission (for eligible institutions only):	By Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	(617) 360-6810	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Helen of Troy Limited, a Bermuda company (the "Company"), on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (together with any amendment or supplement thereto, the "Letter of Transmittal"), which together constitute the "Offer," receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in "The Offer—Procedures for tendering the Common Stock" of the Offer to Purchase. Unless the context otherwise requires, all references to the "shares" or "Common Stock" shall refer to the common shares, par value $0.10 per share, of the Company.

Number of shares of Common Stock to be tendered: shares*
* Unless otherwise indicated, it will be assumed that all shares of Common Stock held by the undersigned are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES OF COMMON STOCK ARE BEING TENDERED (See Instruction 5)
THE UNDERSIGNED IS TENDERING SHARES OF COMMON STOCK AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
1.	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES BELOW UNDER "Shares Tendered At Price Determined By Shareholder," the undersigned hereby tenders shares of Common Stock at the Final Purchase Price (as defined in the Offer to Purchase) as shall be determined by the Company in accordance with the Offer.

☐
The undersigned wants to maximize the chance that the Company will accept for payment the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders shares at, and is willing to accept, the Final Purchase Price determined by Company in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned's shares of Common Stock being deemed to be tendered at the minimum price of $57.75 per share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per share price as low as $57.75.

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2.	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX ABOVE UNDER "Shares Tendered At Price Determined Under The Offer," the undersigned hereby tenders shares of Common Stock at the price checked. The undersigned understands that this action could result in the Company purchasing none of the shares tendered hereby if the Final Purchase Price determined by the Company for the shares is less than the price checked below.

☐ $57.75	☐ $59.75	☐ $61.50	☐ $63.25	☐ $65.00
☐ $58.00	☐ $60.00	☐ $61.75	☐ $63.50	☐ $65.25
☐ $58.25	☐ $60.25	☐ $62.00	☐ $63.75	☐ $65.50
☐ $58.50	☐ $60.50	☐ $62.25	☐ $64.00	☐ $65.75
☐ $58.75	☐ $60.75	☐ $62.50	☐ $64.25	☐ $66.00
☐ $59.00	☐ $61.00	☐ $62.75	☐ $64.50	☐ $66.25
☐ $59.25	☐ $61.25	☐ $63.00	☐ $64.75	☐ $66.50
☐ $59.50

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE OR IF NO BOX IS CHECKED, THE ATTEMPTED TENDER BY THIS NOTICE OF GUARANTEED DELIVERY WILL BE INVALID.

A SHAREHOLDER DESIRING TO TENDER SHARES OF COMMON STOCK BY NOTICE OF GUARANTEED DELIVERY AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN "THE OFFER—WITHDRAWAL RIGHTS" OF THE OFFER TO PURCHASE.

ODD LOTS (See Instruction 14 of the Letter of Transmittal)

To be completed only if shares of Common Stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):
☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

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CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)

A tendering shareholder may condition the tender of shares of Common Stock upon the Company purchasing a specified minimum number of the shares tendered, all as described in "The Offer—Common Stock; price" of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his, her or its own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.
☐
If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its shares and checked this box:
☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code

Daytime Area Code and Telephone Number:

Signature(s):
Dated: , 2014

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

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GUARANTEE
(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc., Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own (s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Authorized Signature:

Name(s):
(Please Print)

Name of Firm:

Title:

Address

(Include Zip Code)

Daytime Area Code and Telephone Number:

Dated: , 2014

Note: Do not send certificates for shares of Common Stock with this Notice.
Certificates for shares of Common Stock should be sent with your Letter of Transmittal.

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  Exhibit (a)(1)(C)